As filed with the Securities and Exchange Commission on October 23, 2015

Registration No. 333-207146

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAESARS ACQUISITION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	46-2672999
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Caesars Palace Drive

Las Vegas, NV 89109

(702) 407-6000

(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

Michael Cohen, Esq.

Senior Vice President, Corporate Development,

General Counsel and Corporate Secretary

Caesars Acquisition Company

One Caesars Palace Drive

Las Vegas, NV 89109

(702) 407-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Monica K. Thurmond, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

(212) 373-3000

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Class A common stock, par value $0.001 per share, to be sold by selling stockholders	648,202	$7.06	$4,576,306	$461

(1)	The shares will be offered for resale by selling stockholders pursuant to the shelf prospectus contained herein.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low reported sale prices of the Class A common stock of Caesars Acquisition Company as reported by the NASDAQ Global Select Market on October 21, 2015.
(3)	The registrant previously paid $968 in connection with the initial filing of this Registration Statement on September 25, 2015.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Preliminary Prospectus dated October 23, 2015

PRELIMINARY PROSPECTUS

648,202 Shares

CAESARS ACQUISITION COMPANY

Class A Common Stock

This prospectus relates to the resale of up to an aggregate of 648,202 shares of Class A common stock of Caesars Acquisition Company by the selling stockholders (which term as used in this prospectus includes pledgees, donees, transferees or other successors-in-interest) to be identified in a prospectus supplement. Pursuant to one or more prospectus supplements, the selling stockholders are permitted to offer shares of our Class A common stock from time to time, if and to the extent as they may determine, through public or private transactions or through other means described in the section of this prospectus entitled “Plan of Distribution” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. The selling stockholders may sell shares through agents they select or through underwriters and dealers they select. The selling stockholders also may sell shares directly to investors. If the selling stockholders use agents, underwriters or dealers to sell the shares, we will name such agents, underwriters or dealers and describe any applicable commissions or discounts in a supplement to this prospectus if required.

Caesars Acquisition Company is registering the offer and sale of the shares of its Class A common stock hereunder pursuant to the Caesars Acquisition Company Equity-Based Compensation Plan for CEC Employees (the “Plan”).

We will not receive any proceeds from any sale of shares of our Class A common stock by the selling stockholders.

Our Class A common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “CACQ.” On October 21, 2015, the last reported sale price of our common stock on NASDAQ was $7.06.

Investing in our Class A common stock involves risks. You should read the section entitled “Risk Factors” beginning on page 5 and the “Risk Factors” section in the reports incorporated by reference herein for a discussion of certain risks that you should consider before investing in our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2015.

You should rely only on the information contained in or incorporated by reference into this prospectus or to which we have referred you. We and the selling stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and in the documents incorporated by reference herein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We and the selling stockholders have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

We, and our subsidiaries, have proprietary rights to a number of trademarks used in this prospectus that are important to our business, including, without limitation, World Series of Poker (“WSOP”), Slotomania and Bingo Blitz. In addition, Caesars Entertainment Corporation, our joint venture partner in Caesars Growth Partners, LLC, through its subsidiaries, has proprietary rights to, among others, Caesars, Caesars Entertainment and Total Rewards. We have omitted the registered trademark (®) and trademark (™) symbols for such trademarks named in this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, the selling stockholders may offer and sell pursuant to one or more prospectus supplements, from time to time, shares of our Class A common stock, through public or private transactions or through other means described in the section of this prospectus entitled “Plan of Distribution” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices, up to an aggregate of 648,202 shares of our Class A common stock. The prices at which the selling stockholders may sell shares of our Class A common stock may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties.

This prospectus and the documents incorporated by reference herein describe the general terms of these securities and the general manner in which these securities will be offered. We will provide the amounts, prices and specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. In addition, if the selling stockholders offer securities to or through underwriters, dealers or agents, their names and other applicable details will be included in a prospectus supplement. Information filed with the SEC subsequent to the date of this prospectus and prior to the termination of the particular offering referred to in the applicable prospectus supplement will automatically be deemed to update and supersede inconsistent information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, together with the additional information described under the section entitled “Where You Can Find Additional Information,” before you invest.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

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PROSPECTUS SUMMARY

The following summary contains information about Caesars Acquisition Company and its Class A common stock. It does not contain all of the information that may be important to you in making a decision to participate in this offering. For a more complete understanding of Caesars Acquisition Company, we urge you to read this prospectus and the information incorporated by reference carefully, including the sections entitled “Risk Factors,” “Cautionary Statements Concerning Forward Looking Statements” and “Where You Can Find Additional Information.” Unless otherwise noted or indicated by the context, (a) the terms “CAC,” “the Company,” “we,” “us” and “our” refer to Caesars Acquisition Company and (b) the term “CGP LLC” refers to Caesars Growth Partners, LLC.

Caesars Acquisition Company

CAC, a Delaware corporation, was formed on February 25, 2013 to make an equity investment in CGP LLC, a joint venture between CAC and subsidiaries of Caesars Entertainment Corporation (“Caesars Entertainment” or “CEC”), and directly owns 100% of the voting membership units of CGP LLC, a Delaware limited liability company. CGP LLC was formed on July 16, 2013 for the purpose of acquiring certain businesses and assets of Caesars Entertainment and to pursue high-growth operating assets. CAC serves as CGP LLC’s managing member and sole holder of all of its outstanding voting units. CAC’s primary asset is its membership interest in CGP LLC, and CAC does not have any operations other than through its interest in CGP LLC. Certain subsidiaries of Caesars Entertainment hold all of CGP LLC’s outstanding non-voting units.

Caesars Growth Partners, LLC

CGP LLC is a casino asset and entertainment company focused on acquiring and developing a portfolio of high-growth operating assets and equity and debt investments in the gaming and interactive entertainment industries. Subsidiaries of Caesars Entertainment own all of the outstanding non-voting units of CGP LLC and are the majority economic owners of CGP LLC, and therefore have a large stake in CGP LLC’s financial performance and growth potential. Through its relationship with Caesars Entertainment, CGP LLC has the ability to access Caesars Entertainment’s proven management expertise, brand equity, Total Rewards loyalty program and structural synergies. With 45 million members, the Total Rewards loyalty program is considered to be one of the leading loyalty rewards programs in the casino entertainment industry, as evidenced by Caesars Entertainment receiving COLLOQUY’s Master of Enterprise Loyalty Award in September 2012 and again in September 2013—the first company to ever win the award more than once.

CGP LLC is focused on developing assets with strong value creation potential and leveraging interactive technology with well-known online brands. CGP LLC’s Interactive Entertainment business consists of three operating units: social and mobile games, the World Series of Poker (“WSOP”) and regulated online real money gaming. CGP LLC’s Casino Properties and Developments include Planet Hollywood, The LINQ Hotel & Casino, Bally’s Las Vegas, The Cromwell, Horseshoe Baltimore, Harrah’s New Orleans, and a 50% interest in the management fee paid in connection with the management agreements for each of these properties.

When we consider new investment and acquisition opportunities, except for any expansion, add-on or additional investment in respect of any existing gaming property of CGP LLC or its subsidiaries, or except for any potential future investment or acquisition by Caesars Interactive Entertainment, Inc. and its subsidiaries (collectively referred to as “CIE” or “Caesars Interactive”), we are required to submit them to Caesars Entertainment. A committee of the board of directors of Caesars Entertainment comprised of disinterested directors will make the determination on behalf of Caesars Entertainment to (1) pursue any potential projects itself or (2) decline the project for itself, after which CGP LLC may elect or decline to pursue the project. Although not required, we anticipate that any future investment and acquisition opportunities undertaken by CGP LLC will be managed by Caesars Entertainment and its subsidiaries. The amended and restated limited liability company agreement of CGP LLC (the “CGP Operating Agreement”) includes a framework with respect to the structuring of compensation related to future projects between Caesars Entertainment and CGP LLC. In the event Caesars Entertainment declines an opportunity and CGP LLC undertakes the opportunity, CGP LLC is expected to retain a 50% interest in the management fee to be received by Caesars Entertainment, unless otherwise agreed, and CGP LLC will acquire 100% of the new investment opportunity.

The Sponsors

Affiliates of Apollo Global Management, LLC (collectively with its subsidiaries, “Apollo”) and TPG Global, LLC (together with its affiliates, “TPG,” and together with Apollo, the “Sponsors”) beneficially own approximately 66.0% of our outstanding Class A common stock pursuant to an irrevocable proxy for sole voting and sole dispositive power (the “Sponsor CAC Proxy”) that gives Hamlet Holdings LLC (“Hamlet Holdings”), an entity comprised of five persons that are leaders at the respective Sponsor, sole voting and dispositive power with respect to those shares of Class A common stock. Moreover, three of the seven directors of CAC are individuals affiliated with the Sponsors.

Apollo

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Chicago, Bethesda, Toronto, London, Madrid, Frankfurt, Luxembourg, Shanghai, Singapore, Delhi, Mumbai and Hong Kong. Apollo had assets under management of approximately $162 billion as of June 30, 2015 in private equity, credit and real estate funds businesses.

TPG

TPG is a leading global private investment firm founded in 1992 with over $74 billion of assets under management as of June 30, 2015 and offices in San Francisco, Fort Worth, Austin, Beijing, Dallas, Hong Kong, Houston, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, São Paulo, Shanghai, Singapore, Tokyo and Toronto. TPG has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, growth investments, joint ventures and restructurings.

Relationship with Caesars Entertainment

On October 21, 2013, CAC and CGP LLC entered into a management services agreement (the “CGP Management Services Agreement”) with Caesars Entertainment Operating Company, Inc. (“CEOC”), a wholly owned subsidiary of Caesars Entertainment, which filed for Chapter 11 bankruptcy in January 2015. The CGP Management Services Agreement has been assumed by Caesars Enterprise Services, LLC (“CES”), a services joint venture among CEOC, Caesars Entertainment Resort Properties, LLC (“CERP”), a subsidiary of Caesars Entertainment, and Caesars Growth Properties Holdings, LLC. Pursuant to the CGP Management Services Agreement, CES, at the request of CAC or CGP LLC, respectively, provides services, including certain corporate services and back-office support and business advisory services, and manages certain of our properties, providing us with access to Caesars Entertainment’s proven management expertise, brand equity, Total Rewards loyalty program and structural synergies. See “Certain Relationships and Related Party Transactions—Agreements with Caesars Entertainment and its Subsidiaries—CGP Management Services Agreement” in our Proxy Statement for our 2015 Annual Meeting of Stockholders for additional details on the CGP Management Services Agreement. In addition, pursuant to the organizational documents of CAC and CGP LLC, Caesars Entertainment has certain rights including a call right for all or a portion of the issued and outstanding voting units of CGP LLC (or, at our election, shares of CAC’s Class A common stock) and a right of first offer for new business opportunities and for any contemplated asset sale by CGP LLC. CGP LLC may only proceed with a new business opportunity, subject to certain exceptions, if the disinterested members of Caesars Entertainment’s board of directors decline the opportunity for itself or CEOC and if Caesars Entertainment decides not to pursue and take such opportunity to a third party. See “Certain Relationships and Related Party Transactions” in our Proxy Statement for our 2015 Annual Meeting of Stockholders.

In exchange for the provision of the services under the CGP Management Services Agreement, CAC and/or CGP LLC will pay a service fee in an amount equal to the fully allocated cost of such services plus a margin of ten percent (10%) per annum.

On December 21, 2014, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, we will merge with and into Caesars Entertainment, with Caesars Entertainment as the surviving company (the “Merger”). Subject to the terms and conditions of the Merger Agreement, upon consummation of the Merger, each share of our Class A common stock, issued and outstanding immediately prior to the effective time of the Merger will be converted into, and become exchangeable for, that number of shares of Caesars Entertainment common stock, par value $0.01 per share (“CEC Common Stock”), equal to 0.664 (the “Exchange Ratio”), subject to adjustment by the special committees of each of the boards of directors of Caesars Entertainment and CAC. In addition, outstanding options and awards to purchase our Class A common stock will convert into options and awards to purchase CEC Common Stock and the Caesars Entertainment 2012 Performance Incentive Plan and the CAC 2014 Performance Incentive Plan will be amended with respect to the vesting of options and awards.

The closing of the Merger is subject to the adoption of the Merger Agreement by the affirmative vote of the holders of at least a majority of all outstanding shares of CEC Common Stock and our Class A common stock. In addition to obtaining the stockholder approvals, consummation of the Merger is also subject to various other conditions, including, among others, (i) obtaining any necessary licenses, consents or other approvals, including from gaming authorities, to effect the Merger, (ii) a joint pre-negotiated chapter 11 plan of reorganization of CEOC having been confirmed by the bankruptcy court, and (iii) minimum cash conditions for both (a) CGP LLC and its subsidiaries and (b) Caesars Entertainment and CERP. There can be no assurances that the Merger will be completed on the terms contemplated or at all.

Caesars Entertainment is the world’s most diversified casino-entertainment company with entertainment facilities in more areas throughout the United States than any other participant in the gaming industry. As of December 31, 2014, through its consolidated entities Caesars Entertainment owned and operated or managed 49 casinos in 14 U.S. states and 5 countries. Caesars Entertainment’s facilities had an aggregate of over three million square feet of gaming space and over 39,000 hotel rooms. Of the 49 casinos, 37 were in the United States and primarily consist of land-based and riverboat or dockside casinos. Caesars Entertainment’s 12 international casinos were land-based casinos, most of which are located in England. The majority of these casinos operate in the United States and England and Caesars Entertainment uses the Total Rewards loyalty program to market promotions and to generate customer play across its network of properties. As of December 31, 2014, approximately 61% of Caesars Entertainment’s common stock is beneficially owned by Hamlet Holdings pursuant to an irrevocable proxy providing Hamlet Holdings with sole voting and sole dispositive power over those shares.

Additional Information

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For further information on the implications of this distinction, see “Risk Factors—Risks Related to Our Class A Common Stock.” Moreover, we are a “controlled company” within the meaning of NASDAQ corporate governance standards because more than 50% of our voting common stock is beneficially owned by Hamlet Holdings due to the Sponsor CAC Proxy. For further information on the implications of this distinction, see “Risk Factors—Risks Related to Our Class A Common Stock.”

Our principal executive offices are located at One Caesars Palace Drive, Las Vegas, NV 89109, and our telephone number is (702) 407-6000. The address of our Internet site is www.caesarsacquisitioncompany.com. This Internet address is provided for informational purposes only and is not intended to function as a hyperlink. Accordingly, no information contained in this Internet address is included or incorporated by reference herein.

RISK FACTORS

An investment in our Class A common stock involves a high degree of risk. You should carefully consider the risk factors set forth below, as well as the other information contained in this prospectus or incorporated herein by reference, before deciding whether to invest in our Class A common stock. In addition to those listed below and elsewhere in this prospectus, you should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, which we incorporated by reference into this prospectus. Any of these risks could materially and adversely affect our business, financial condition or operating results. In such a case, the trading price of our Class A common stock would likely decline due to any of these risks, and you may lose all or a part of your original investment.

Risks Related to Our Class A Common Stock

Caesars Entertainment’s call right on our Class A common stock may result in you being forced to sell our Class A common stock at a disadvantageous time and will cause you to own stock of Caesars Entertainment. This call right may not occur at all due to the discretion of Caesars Entertainment or the inability of Caesars Entertainment to meet the conditions required to exercise such right.

After October 21, 2016, Caesars Entertainment will have the right, which it may assign to any of its affiliates or to any transferee of all non-voting units of CGP LLC held by Caesars Entertainment, to acquire all or a portion of the voting units of CGP LLC (or, at our option, shares of CAC’s Class A common stock) not otherwise owned by Caesars Entertainment at such time. As a result, you may be forced to sell your shares of CAC’s Class A common stock on little notice and at a value that may cause you to realize a loss. The exercise of this right by Caesars Entertainment will result in you receiving consideration entirely or partly in the form of stock of Caesars Entertainment, which may be a tax-free reorganization for U.S. federal income tax purposes in certain circumstances. If the exchange is not a tax-free reorganization, you may recognize gain or loss for U.S. federal income tax purposes on such exchange depending on the amount of cash and the value of the stock of Caesars Entertainment you receive in such exchange and the adjusted tax basis of your shares of CAC’s Class A common stock. There can be no assurances that the stock of Caesars Entertainment will maintain its value from the time of Caesars Entertainment’s exercise of the call right or be part of an active trading market. As a consequence, you may be forced to dispose of the stock of Caesars Entertainment at a great loss.

In addition, Caesars Entertainment may exercise the call right in its sole discretion, subject to meeting certain conditions, or Caesars Entertainment may decide to not exercise the call right for any reason whatsoever. Moreover, if Caesars Entertainment does not meet certain liquidity requirements, debt leverage ratio and other requirements, it will be unable to exercise the call right. The uncertainty as to the timing of the exercise of the call right, if at all, by Caesars Entertainment may adversely affect the trading value of our stock.

CGP LLC is required to be liquidated on April 21, 2022, which may result in you receiving less than the full value of your Class A common stock.

Following October 21, 2018 and until April 21, 2022, our Board will have the right to cause a liquidation of CGP LLC, including the sale or winding up of CGP LLC or other monetization of all of its assets. On April 21, 2022 (unless otherwise agreed by Caesars Entertainment and CAC), if our Board has not previously exercised its liquidation right, CGP LLC shall, and our Board shall cause CGP LLC to, effect a liquidation. Because the liquidation will occur on a set schedule, it is possible that regulations or market factors at the time of liquidation may impede the ability to liquidate the assets of CGP LLC. If CGP LLC is unable to liquidate portions of its assets, proceeds from the liquidation will be negatively impacted. Moreover, the forced liquidation does not preserve the flexibility to maximize the value of CGP LLC’s assets in a sale by waiting for an advantageous time. In addition, CAC’s allocable portion of the gain (if any) on the liquidation of the assets of CGP LLC will generally be subject to U.S. federal income tax at the regular corporate rate. As a result, you may receive less than the full value of your Class A common stock should liquidation occur on April 21, 2022.

An active trading market for our Class A common stock may not always exist.

Prior to our listing on the NASDAQ Global Select market on November 19, 2013, there had not been a public market for our Class A common stock. We cannot predict the extent to which investor interest in us will continue or how liquid the trading market in our shares might become. The Sponsors control approximately 66.0% of our Class A common stock and while their shares are eligible for resale, currently such shares are not available for the public market. As a result, our shares may be less liquid than the shares of other newly public companies or other public companies generally and there may be imbalances between supply and demand for our shares. As a result our share price may experience significant volatility and may not necessarily reflect the value of our expected performance. If an active trading market does not exist, you may have difficulty selling any of our Class A common stock that you buy. Consequently, you may not be able to sell our Class A common stock at prices equal to or greater than the price you paid.

Future sales or the possibility of future sales of a substantial amount of our Class A common stock may depress the price of shares of our Class A common stock.

Future sales or the availability for sale of substantial amounts of our Class A common stock in the public market could adversely affect the prevailing market price of our Class A common stock and could impair our ability to raise capital through future sales of equity securities.

All of the outstanding shares of our Class A common stock are eligible for resale under Rule 144 or Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”), subject to volume limitations, applicable holding period requirements and the lock-up agreements or other contractual restrictions related to certain of our stockholders.

We cannot predict the size of future issuances of our Class A common stock or other securities or the effect, if any, that future issuances and sales of our Class A common stock or other securities, including future sales by Caesars Entertainment, will have on the market price of our Class A common stock. Sales of substantial amounts of Class A common stock (including shares of Class A common stock issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices for our Class A common stock.

The price and trading volume of our Class A common stock may fluctuate significantly, and you could lose all or part of your investment.

The market price of our Class A common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume of our Class A common stock may fluctuate and cause significant price variations to occur. Volatility in the market price of our Class A common stock may prevent you from being able to sell your shares at or above the price you paid for your shares of Class A common stock. The market price for our Class A common stock could fluctuate significantly for various reasons, including:

•	our operating and financial performance and prospects;

•	our quarterly or annual earnings or those of other companies in our industry;

•	conditions that impact demand for the products and services of CGP LLC’s businesses;

•	the public’s reaction to our press releases, other public announcements and filings with the Securities and Exchange Commission (the “SEC”);

•	changes in earnings estimates or recommendations by securities analysts who track our Class A common stock;

•	third party motions, proceedings and litigation and costs associated with such third party motions, proceedings and litigation;

•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	changes in government and environmental regulation, including gaming taxes;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	arrival and departure of key personnel;

•	the small percentage of our shares that are publicly traded;

•	changes in our capital structure;

•	increases in market interests rates that would decrease the value of CGP LLC’s fixed-rate securities;

•	changes in the stock price of, or a restructuring of, Caesars Entertainment;

•	sales of Class A common stock by us or affiliates of the Sponsors;

•	the expiration of contractual lock-up agreements; and

•	changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events.

In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in the gaming, lodging, hospitality and entertainment industries. The changes frequently appear to occur without regard to the operating performance of the affected companies. Hence, the price of our Class A common stock could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce our share price.

Hamlet Holdings controls us and their interests may conflict with or differ from your interests as a stockholder.

Hamlet Holdings currently controls approximately 66.0% of our Class A common stock. Hamlet Holdings has the power to control our Board. Moreover, Hamlet Holdings has the ability to vote on any transaction that requires the approval of our Board or our stockholders, including the approval of significant corporate transactions such as mergers and the sale of substantially all of our assets. In addition, Hamlet Holdings, the members of which are comprised of three individuals affiliated with Apollo and two individuals affiliated with TPG, as of December 31, 2014 beneficially owns approximately 61% of Caesars Entertainment’s common stock and controls Caesars Entertainment. As a result, even though an independent committee of the board of directors of Caesars Entertainment may make decisions with regard to development opportunities for CGP LLC, Hamlet Holdings is in a position to exert a significant influence over both of CAC and Caesars Entertainment and the direction of their business and operations.

The interests of Hamlet Holdings and the Sponsors could conflict with or differ from the interests of holders of our Class A common stock. Affiliates of the Sponsors are in the business of making or advising on investments in companies they hold, and may from time to time in the future acquire interests in or provide advice to businesses that directly or indirectly compete with certain portions of our business or are suppliers or customers of ours or may pursue acquisitions that may be complementary to our business, in which case and, as a result, those acquisition opportunities may not be available to us.

The concentration of control held by Hamlet Holdings could delay, defer or prevent a change of control of us or impede a merger, takeover or other business combination which another stockholder may otherwise view favorably. In addition, a sale of a substantial number of shares of stock in the future by Hamlet Holdings could cause our stock price to decline.

So long as Hamlet Holdings continues to beneficially own a significant amount of the outstanding shares of our Class A common stock, Hamlet Holdings will continue to be able to strongly influence or effectively control our decisions.

Our stockholders are subject to extensive governmental regulation and if a stockholder is found unsuitable by the gaming authority, that stockholder would not be able to beneficially own our Class A common stock directly or indirectly and we will have the right to redeem the Class A common stock of such disqualified holder.

In many jurisdictions, gaming laws can require any of our stockholders to file an application, be investigated and qualify or have his, her or its suitability determined by gaming authorities. Gaming authorities have very broad discretion in determining whether an applicant should be deemed suitable. Subject to certain administrative proceeding requirements, the gaming regulators have the authority to deny any application or limit, condition, restrict, revoke or suspend any license, registration, finding of suitability or approval, or fine any person licensed, registered or found suitable or approved, for any cause deemed reasonable by the gaming authorities.

For example, under Nevada gaming laws, each person who acquires, directly or indirectly, beneficial ownership of any voting security, or beneficial or record ownership of any non-voting security or any debt security, in a public corporation which is registered with the Nevada Gaming Commission, or the Gaming Commission, may be required to be found suitable if the Gaming Commission has reason to believe that his or her acquisition of that ownership, or his or her continued ownership in general, would be inconsistent with the declared public policy of Nevada, in the sole discretion of the Gaming Commission. Any person required by the Gaming Commission to be found suitable shall apply for a finding of suitability within 30 days after the Gaming Commission’s request that he or she should do so and, together with his or her application for suitability, deposit with the Nevada Gaming Control Board (the “Control Board”), a sum of money which, in the sole discretion of the Control Board, will be adequate to pay the anticipated costs and charges incurred in the investigation and processing of that application for suitability, and deposit such additional sums as are required by the Control Board to pay final costs and charges. Additionally, under Ohio law, an institutional investor, which is broadly defined and includes any corporation that holds any amount of our stock, will be required to apply for and obtain a waiver of suitability determination.

Furthermore, any person required by a gaming authority to be found suitable, who is found unsuitable by the gaming authority, may not hold directly or indirectly the beneficial ownership of any voting security or the beneficial or record ownership of any non-voting security or any debt security of any public corporation which is registered with the gaming authority beyond the time prescribed by the gaming authority. Such a finding could result in an owner of our securities being required to dispose of their securities at prices less than the price paid for such securities. A violation of the foregoing may constitute a criminal offense. A finding of unsuitability by a particular gaming authority impacts that person’s ability to associate or affiliate with gaming licensees in that particular jurisdiction and could impact the person’s ability to associate or affiliate with gaming licensees in other jurisdictions. The Certificate of Incorporation contains provisions establishing the right to redeem our Class A common stock held by disqualified holders if such holder is determined by any gaming regulatory agency to be unsuitable.

Many jurisdictions also require any person who acquires beneficial ownership of more than a certain percentage of voting securities of a gaming company and, in some jurisdictions, non-voting securities, typically 5%, to report the acquisition to gaming authorities, and gaming authorities may require such holders to apply for qualification or a finding of suitability, subject to limited exceptions for “institutional investors” that hold a company’s voting securities for investment purposes only. Under Maryland gaming laws, we may not sell or otherwise transfer more than 5% of the legal or beneficial interest in Horseshoe Baltimore without the approval of the Maryland Lottery and Gaming Control Commission, or the Maryland Commission, after the Maryland Commission determines that the transferee is qualified or grants the transferee an institutional investor waiver. Some jurisdictions may also limit the number of gaming licenses in which a person may hold an ownership or a controlling interest and in Maryland an individual or business entity may not own an interest in more than one video lottery facility. It is unclear whether and to what extent such prohibitions will apply to online real money gaming operations when and if such operations become legal in U.S. jurisdictions other than Nevada, New Jersey, and Delaware.

Your percentage ownership in us may be diluted in the future.

Your percentage ownership in CAC may be diluted in the future because of equity awards that may be granted to our directors, officers, employees and service providers in the future. We may decide to establish equity incentive plans that will provide for the grant of common stock-based equity awards to our directors, officers, employees and service providers. In addition, we may issue equity in order to raise capital or in connection with future acquisitions and strategic investments, which would dilute your percentage ownership.

Because we do not anticipate paying dividends on our Class A common stock in the foreseeable future, you should not expect to receive dividends on shares of our Class A common stock.

We have no present plans to pay cash dividends to our stockholders and, for the foreseeable future, intend to retain all of our earnings for use in our business. The declaration of any future dividends by us is within the discretion of our Board and will be dependent on our earnings, financial condition and capital requirements, as well as any other factors deemed relevant by our Board.

We are a “controlled company” within the meaning of the NASDAQ Marketplace rules and, as a result, qualify for, and rely on, exemptions from certain corporate governance requirements.

Hamlet Holdings controls a majority of our voting Class A common stock. As a result, we will remain a “controlled company” within the meaning of the NASDAQ corporate governance standards. Under the NASDAQ Marketplace rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain NASDAQ corporate governance requirements, including:

•	the requirement that a majority of the board of directors consists of independent directors;

•	the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors;

•	the requirement that we have a compensation committee that is composed entirely of independent directors; and

•	the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees.

Following an offering pursuant to this prospectus, we intend to continue to utilize these exemptions. As a result, we will not have a majority of independent directors nor will our nominating and corporate governance and compensation committees consist entirely of independent directors and we will not be required to have an annual performance evaluation of the nominating and corporate governance and compensation committees. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the NASDAQ corporate governance requirements.

We are an “emerging growth company” and our possible election to delay adoption of new or revised accounting standards applicable to public companies may result in our financial statements not being comparable to those of other public companies. As a result of this and other reduced disclosure requirements applicable to emerging growth companies, our Class A common stock may be less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards such that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We have elected to delay such adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to the financial statements of other public companies.

We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual gross revenues equal or exceed $1.0 billion, (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt or (iv) the date on which we are deemed a “large accelerated filer” under Rule 12b-2 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

We cannot predict if investors will find our Class A common stock less attractive because we will rely on certain of these exemptions. If some investors find our Class A common stock less attractive as a result, there may be a less active trading market for our Class A common stock and our stock price may be more volatile.

As a result of our becoming a company with publicly traded common stock, our expenses and administrative burden increased and will likely further increase particularly after we are no longer an “emerging growth company” as defined in the JOBS Act.

As a company with publicly traded common stock, we incur legal, accounting and other expenses that we would not incur as a company without a publicly traded equity security. In addition, our administrative staff is required to perform additional tasks. For example, we need to create or revise the roles and duties of our Board committees and retain a transfer agent. We are also required to hold an annual meeting for our stockholders, which will require us to expend resources to prepare, print and mail a proxy statement relating to the annual meeting.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and related regulations implemented by the SEC and the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), which amended the Sarbanes-Oxley Act, among other federal laws, are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. Dodd-Frank, signed into law on July 21, 2010, effects comprehensive changes to the regulation of financial services in the United States and will subject us to additional federal regulation. We cannot predict with any certainty the requirements of the regulations ultimately adopted or how Dodd-Frank and such regulations will impact the cost of compliance for a company with publicly traded common stock. We are currently evaluating and monitoring developments with respect to Dodd-Frank and other new and proposed rules and cannot predict or estimate the amount of the additional costs we may incur or the timing of such costs. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed. We also expect that being a company with publicly traded common stock, these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board, particularly to serve on our audit committee, and qualified executive officers.

As discussed elsewhere in this prospectus, as an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain temporary exemptions from various reporting requirements, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved . When these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

CAUTIONARY STATEMENTS CONCERNING FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus, any prospectus supplement that we may issue and the documents incorporated by reference constitute forward-looking statements that do not directly or exclusively relate to historical facts. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “project,” “might,” “expect,” “may,” “will,” “should,” “seek,” “approximately,” “intend,” “plan,” “potential,” “estimate,” or “anticipate” or similar expressions that concern our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward looking statements. These forward looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.

We disclose important factors that could cause actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference. Some of the factors that we believe could materially affect our results include:

•	CAC and CGP LLC’s dependence on Caesars Entertainment and its subsidiaries (including CES) to provide support and services, as well as CGP LLC’s dependence on Caesars Entertainment’s and CES’ senior management’s expertise and its participation in Caesars Entertainment’s Total Rewards loyalty program;

•	the effects of a default by Caesars Entertainment or CEOC on certain debt obligations;

•	Caesars Entertainment’s interests may conflict with CAC and CGP LLC’s interests and may possibly keep all potential development opportunities for itself;

•	the adverse effects due to the bankruptcy filing of CEOC and certain of its subsidiaries;

•	the effects if a third-party successfully challenges Caesars Entertainment or its affiliates ownership of, or right to use, the intellectual property owned or used by subsidiaries of Caesars Entertainment, which CIE and CGP LLC license for use in its businesses;

•	CIE’s reliance on subsidiaries of Caesars Entertainment to obtain online gaming licenses in certain jurisdictions, such as New Jersey;

•	the difficulty of operating CGP LLC’s business separately from Caesars Entertainment and managing that process effectively could take up a significant amount of management’s time;

•	CGP LLC’s business model and short operating history;

•	CGP LLC’s ability to realize the anticipated benefits of current or potential future acquisitions, including the transactions forming CGP LLC (the “Transactions”), and the ability to timely and cost-effectively integrate assets, including the properties acquired in connection with the acquisitions of Harrah’s New Orleans, The LINQ Hotel & Casino, Bally’s Las Vegas and The Cromwell (the “Asset Purchase Transactions”), and companies that CGP LLC acquires into its operations;

•	the effect of any lawsuits against CAC, CGP LLC or CGPH related to the Transactions, the Merger and the Asset Purchase Transactions;

•	the Merger may not be consummated on the terms contemplated or at all;

•	the adverse effects of extensive governmental regulation and taxation policies, which are applicable to CGP LLC, are enforced;

•	the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming industry in particular;

•	the sensitivity of CGP LLC’s business to reductions in discretionary consumer spending;

•	the rapidly growing and changing industry in which CGP LLC operates, such as CIE’s social and mobile games business and internet gaming business;

•	any failure to protect CGP LLC’s trademarks or other intellectual property, such as CIE’s ownership of the WSOP trademark;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	the effects of competition, including locations of competitors and operating and market competition, particularly the intense competition CGP LLC’s casino properties face in their respective markets;

•	the uncertainty surrounding whether CIE’s games, such as Slotomania, will retain their popularity;

•	CIE’s reliance on a small portion of its total players for nearly all of its revenue from its social and mobile games;

•	CAC’s ability to expand into international markets in light of additional business, regulatory, operational, financial and economic risks associated with such expansion;

•	evolving regulations concerning the social and mobile games industry as well as data privacy, including, but not limited to, the effect of U.S. and foreign laws, some of which are unsettled and still developing;

•	the low barriers to entry and intense competition of the social and mobile games industry could have adverse effect on CIE and CGP LLC;

•	evolving U.S. and foreign laws could subject CIE to claims and prevent CIE from providing its current games to players or the ability to modify its games;

•	the effect on CGP LLC’s business strategy if online real money gaming is not legalized in states other than Delaware, Nevada or New Jersey in the United States, is legalized in an unfavorable manner or is banned in the United States;

•	construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;

•	political and economic uncertainty created by terrorist attacks and other acts of war or hostility; and

•	the other factors set forth under “Risk Factors” in the documents incorporated by reference.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. We urge you to read this entire prospectus carefully, including the information incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, for a more complete discussion of the factors that could affect our future performance and the industry in which we operate. In addition, in light of these risks and uncertainties, the matters referred to in the forward looking statements contained in or incorporated by reference into this prospectus, which speak only as of the date of this prospectus, may not in fact occur. We undertake no obligation to publicly update or revise any forward looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Class A common stock that may be sold from time to time pursuant to this prospectus. The selling stockholders will receive all of the proceeds from the sale of the shares of our Class A common stock offered from time to time under this prospectus.

SELLING STOCKHOLDERS

We are registering up to an aggregate of 648,202 shares of our Class A common stock to permit the selling stockholders to be named in a prospectus supplement to resell their shares in the manner contemplated under the section entitled “Plan of Distribution.” When we refer to “selling stockholders” in this prospectus and any supplemental prospectus, we mean the persons who received their shares pursuant to the Plan, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in our Class A common stock other than through a public sale. The selling stockholders received their shares pursuant to grants of awards under the Plan on October 21, 2014.

The Class A common stock to be offered by the selling stockholders was issued pursuant to exemptions from the registration requirements of the Securities Act. The selling stockholders include officers and employees of CEC and its subsidiaries, officers and employees of CAC, as well as certain other individual consultants and advisors of CAC and its subsidiaries. We have agreed to file a registration statement covering the Class A common stock received by the selling stockholders pursuant to the Plan. We have filed with the SEC, under the Securities Act, a Registration Statement on Form S-3 with respect to the resale of the Class A common stock from time to time by the selling stockholders, and this prospectus forms a part of that registration statement.

Additional information about the selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

We are registering our Class A common stock covered by this prospectus to permit the selling stockholders to conduct public secondary trading of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of our Class A common stock offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of our Class A common stock will be the purchase price of our Class A common stock less any discounts and commissions.

Each selling stockholder reserves the right to accept and, together with its agents, to reject, any proposed purchases of Class A common stock to be made directly or through agents. If any pledgee, donee, transferee or other successor to the selling stockholders named in this prospectus wishes to sell under this prospectus, we will file a prospectus supplement identifying such successors as selling stockholders.

The shares of our Class A common stock offered by this prospectus may be sold from time to time to purchasers:

•	directly by the selling stockholders and their successors, which includes their donees, pledgees or transferees or their successors-in-interest; or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling stockholders or the purchasers of our Class A common stock. These discounts, concessions, or commissions may be in excess of those customary in the types of transaction involved.

Our Class A common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

The sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including NASDAQ;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of short sales; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade. In connection with the sales of our Class A common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions that, in turn, may:

•	engage in short sales of our Class A common stock in the course of hedging their positions;

•	sell our Class A common stock short and deliver our Class A common stock to close out short positions;

•	loan or pledge our Class A common stock to broker-dealers or other financial institutions that in turn may sell our Class A common stock;

•	enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of our Class A common stock, which the broker-dealer or other financial institution may resell; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

A short sale of Class A common stock by a broker-dealer, financial institution or selling stockholder would involve the sale of such Class A common stock that is not owned, and therefore must be borrowed, in order to make delivery of the security in connection with such sale. In connection with a short sale of Class A common stock, a broker-dealer, financial institution or selling stockholder may purchase shares on the open market to cover positions created by short sales. In determining the source of the Class A common stock to close out such short positions, the broker-dealer, financial institution or selling stockholders may consider, among other things, the price of shares available for purchase in the open market.

At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed, which will set forth the names of the selling stockholders, the aggregate amount of shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by the selling stockholders for the sale of any common stock being offered by this prospectus.

The common stock is listed on NASDAQ under the symbol “CACQ.”

There can be no assurance that any selling stockholder will sell any or all of the Class A common stock under this prospectus. Further, we cannot assure you that any such selling stockholder will not transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any Class A common stock covered by this prospectus that qualifies for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Class A common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Class A common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling stockholders and any other person participating in the sale of the common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Class A common stock by the selling stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Class A common stock to engage in market-making activities with respect to the particular Class A common stock being distributed. This may affect the marketability of the Class A common stock and the ability of any person or entity to engage in market-making activities with respect to the Class A common stock.

LEGAL MATTERS

The validity of the shares of Class A common stock being offered hereby will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K of Caesars Acquisition Company as of December 31, 2014 and 2013 and for the year ended December 31, 2014 and the period from February 25, 2013 (inception date) through December 31, 2013, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes explanatory paragraphs referring to (1) the Company being a defendant in litigation and other noteholder disputes relating to certain transactions with related parties and (2) the Company and Caesars Entertainment Corporation entering into an Agreement and Plan of Merger, pursuant to which, among other things, the Company plans to merge with and into Caesars Entertainment Corporation, with Caesars Entertainment Corporation as the surviving company). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined and consolidated financial statements of Caesars Growth Partners, LLC incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K of Caesars Acquisition Company as of December 31, 2014 and 2013 and for the year ended December 31, 2014 and the period from October 22, 2013 through December 31, 2013, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes explanatory paragraphs referring to (1) Caesars Growth Partners, LLC being a defendant in litigation and other noteholder disputes relating to certain transactions with related parties and (2) the recast of the financial statements for the results of acquisition of entities under common control in May 2014). Such combined and consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of Predecessor Growth Partners (predecessor entity to the Company as defined in the financial statements in the Company’s Annual Report on Form 10-K) incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K of Caesars Acquisition Company for the period from January 1, 2013 through October 21, 2013 and for the year ended December 31, 2012, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes explanatory paragraphs referring to (1) Caesars Acquisition Company and Caesars Entertainment Corporation consummating the transactions on October 21, 2013 to form Caesars Growth Partners, LLC with Predecessor Growth Partners considered the predecessor of Caesars Acquisition Company, (2) the recast of the financial statements for the results of acquisition of entities under common control in May 2014 and (3) the inclusion of allocations of expenses from Caesars Entertainment Corporation, which may not be reflective of the actual level of costs which would have been incurred had the Predecessor Growth Partners operated as a separate combined entity apart from Caesars Entertainment Corporation). Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement under the Securities Act with respect to the shares of our Class A common stock offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our Class A common stock, you should refer to the registration statement. This prospectus summarizes provisions that we consider material of certain contracts and other documents to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

The registration statement, including its exhibits and schedules, as well as any other documents that we have filed with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-202-551-8909. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website at http://www.sec.gov from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate information into this prospectus by reference. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2014 (including portions of the Proxy Statement for our 2015 Annual Meeting of Stockholders, dated March 30, 2015, solely to the extent incorporated by reference therein), filed with the SEC on March 16, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, filed with the SEC on May 11, 2015 and August 6, 2015, respectively;

•	our Current Reports on Form 8-K, filed on January 16, 2015, May 20, 2015, July 17, 2015 and October 16, 2015; and

•	the description of our Class A common stock contained in our Registration Statement on Form 8-A (filed on November 18, 2013).

We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including all filings filed after the date hereof and prior to the later of (1) completion of an offering of securities under this prospectus and (2) the termination of the offering of securities under this prospectus.

Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

Caesars Acquisition Company

One Caesars Palace Drive

Las Vegas, Nevada 89109

Attn: Corporate Secretary

(702) 407-6000

Our Annual Report on Form 10-K, our Proxy Statement and other reports and documents incorporated by reference herein may also be found in the “Investor” section of our website at http://www.caesarsacquisitioncompany.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or any registration statement of which it forms a part.

648,202 Shares

Caesars Acquisition Company

Class A Common Stock

PROSPECTUS

, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below is a table of the registration fee for the Securities and Exchange Commission and estimates of all other expenses to be paid by the registrant in connection with the issuance and distribution of the securities described in the registration statement:

SEC registration fee	$392
Printing fees and expenses	5,000
Legal fees and expenses	37,000
Accounting fees and expenses	6,000
Miscellaneous	1,608

Total	$50,000

Item 15.	Indemnification of Directors and Officers.

Caesars Acquisition Company is incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The bylaws of the registrant indemnifies to the fullest extent of the law every director and officer against expenses incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation.

In addition, several directors and executive officers have entered or intend to enter into separate contractual indemnity arrangements with CAC. These arrangements provide for indemnification and the advancement of expenses to these directors and executive officers in circumstances and subject to limitations substantially similar to those described above.

Item 16.	Exhibits and Financial Statement Schedules.

See the Exhibit Index immediately following the signature pages included in this Registration Statement.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by a registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Caesars Acquisition Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 23rd day of October, 2015.

CAESARS ACQUISITION COMPANY

By:	*
Mitch Garber President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Mitch Garber	President and Chief Executive Officer (Principal Executive Officer)	October 23, 2015

/S/ CRAIG ABRAHAMS Craig Abrahams	Chief Financial Officer (Principal Financial Officer)	October 23, 2015

* Troy J. Vanke	Chief Accounting Officer (Principal Accounting Officer)	October 23, 2015

* Marc Beilinson	Director	October 23, 2015

* Philip R. Erlanger	Director	October 23, 2015

* Dhiren Fonseca	Director	October 23, 2015

* Don R. Kornstein	Director	October 23, 2015

* Karl Peterson	Director	October 23, 2015

* Marc Rowan	Director	October 23, 2015

* David Sambur	Director	October 23, 2015

*By:	/S/ CRAIG ABRAHAMS
Craig Abrahams Attorney-in-Fact

EXHIBIT INDEX

		Filed Herewith	Incorporated by Reference
Exhibit Number	Exhibit Description		Form	Period Ending	Exhibit	Filing Date

2.1	Transaction Agreement, dated March 1, 2014, by and among the Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc., Caesars License Company, LLC, Harrah’s New Orleans Management Company, Corner Investment Company, LLC, 3535 LV Corp., Parball Corporation, JCC Holding Company II, LLC, Caesars Acquisition Company and Caesars Growth Partners, LLC.		8-K	—	2.1	3/3/2014

2.2	First Amendment to Transaction Agreement, dated May 5, 2014, by and among the Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc., Caesars License Company, LLC, Harrah’s New Orleans Management Company, Corner Investment Company, LLC, 3535 LV Corp., Parball Corporation, JCC Holding Company II, LLC, Caesars Acquisition Company, Caesars Growth Partners, LLC.		8-K	—	2.1	5/6/2014

2.3	Agreement and Plan of Merger, dated as of December 21, 2014, between Caesars Acquisition Company and Caesars Entertainment Corporation.		8-K	—	2.1	12/22/2014

3.1	First Amended and Restated Certificate of Incorporation of Caesars Acquisition Company, dated October 21, 2013.		10-Q	9/30/13	3.1	11/20/2013

3.2	Amended and Restated Bylaws of Caesars Acquisition Company, adopted October 21, 2013		10-Q	9/30/13	3.2	11/20/2013

4.1	Specimen of Share Certificate of Caesars Acquisition Company.		S-1/A	—	4.1	10/4/2013

4.2	Indenture, dated as of April 17, 2014, among Caesars Growth Properties Holdings, LLC, Caesars Growth Properties Finance, Inc. and U.S. Bank National Association, as trustee, relating to the 9.375% Second-Priority Senior Secured Notes due 2022.		8-K	—	4.1	4/17/2014

4.3	Registration Rights Agreement, dated as of April 17, 2014, by and among Caesars Growth Properties Holdings, LLC, Caesars Growth Properties Finance, Inc. and Citigroup Global Markets Inc., as representative of the initial purchasers.		8-K	—	4.2	4/17/2014

		Filed Herewith	Incorporated by Reference
Exhibit Number	Exhibit Description		Form	Period Ending	Exhibit	Filing Date

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the validity of the securities being offered.		S-3	—	5.1	9/25/2015

10.1	Irrevocable Proxy, dated October 21, 2013, among Apollo Hamlet Holdings, LLC, Apollo Hamlet Holdings B, LLC, TPG Hamlet Holdings, LLC, TPG Hamlet Holdings B, LLC, Co-Invest Hamlet Holdings, Series LLC and Co-Invest Hamlet Holdings B, LLC.		10-K	12/31/13	10.24	3/28/2014

10.2	Omnibus Voting Agreement, dated as of October 21, 2013, among Apollo Hamlet Holdings, LLC, Apollo Hamlet Holdings B, LLC, TPG Hamlet Holdings, LLC, TPG Hamlet Holdings B, LLC, Co-Invest Hamlet Holdings, Series LLC, Co-Invest Hamlet Holdings B, LLC, Hamlet Holdings LLC, Caesars Entertainment Corporation and Caesars Acquisition Company.		8-K	—	10.6	10/24/2013

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.	X

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.	X

23.3	Consent of Deloitte & Touche LLP, independent registered public accounting firm.	X

23.4	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).		S-3	—	23.4	9/25/2015

24.1	Powers of Attorney (included on signature page).		S-3	—	24.1	9/25/2015